SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                Date of Report:

                                 April 16, 2003


                            Avatech Solutions, Inc.
                        -------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
                        -------------------------------
                 (State or Other Jurisdiction of Incorporation)


                    001-31265                         84-1035353
                 --------------------------------------------------
            (Commission File Number)       IRS Employer Identification No.


           1403 Cronhill Drive, Suite A, Owings Mills, Maryland 21117
          ------------------------------------------------------------
               Address of Principal Executive Offices (Zip Code)


                                 (410) 902-6900
                        -------------------------------
                        (Registrant's telephone number)

Item 5.   Other Events.
          ----------------------

          Registrant elected a new President and Chief Operating Officer. Reference is made to the press release issued by the Registrant on April 16, 2003, the text of which is attached hereto as Exhibit 99.1

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
          ------------------------------------------------------------------

(c)       Exhibits: The following exhibits are filed as part of this Current
          Report:

          99.1     Press Release dated April 16, 2002.

                                   SIGNATURES
                                ---------------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 16, 2003                       Avatech Solutions, Inc.

                                            By: /s/ A. Gary Rever
                                            ------------------------------------
                                            A. Gary Rever
                                            Chief Financial Officer and
                                            Principal Accounting Officer

                                                                    Exhibit 99.1

                                                Contact:  Melody Craigmyle
                                                Tel:  (410) 581-8080
                                                MCraigmyle@avatechsolutions.com

                                                Kam Lidder
                                                Cross Border Communications
                                                Tel: (604) 421-5247
11400-A Cronridge Dr. Owings Mills, MD 21117    Kam@crossborderpr.com

FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------
               Avatech Solutions Appoints New President and Chief
                                Operating Officer

April 16, 2003 -- OWINGS MILLS, MD -- Avatech Solutions (OTCBB: AVSO.OB), a leading provider of design automation and quality assurance solutions for the manufacturing, building design and engineering markets, has appointed Eric Pratt as its new President and Chief Operating Officer. Pratt's appointment is a major step in the new management's plan to aggressively position the company in the product lifecycle management (PLM) arena and take advantage of new growth opportunities ahead.

Pratt's most recent position was Vice President of Business Development at Sonus Networks, Inc. Prior to the merger between Sonus and Telecom Technologies, Inc.
(TTI), Pratt served as Executive Vice President - Sales, Marketing and Professional Services Division at TTI and oversaw the $800M merger of the two companies. Pratt was instrumental in a successful turnaround of the TTI professional services division, and also increased bookings by 1,500% ($9M-$135M) in one year. Under his leadership, TTI was awarded numerous marketing industry awards.

"Eric has a keen ability to build solid teams, develop professional services organizations and leverage momentum within a company to drive it to the next level," said Scotty Walsh, CEO. "We expect Eric to move us firmly into the PLM space."

"I look forward to working with the entire Avatech Solutions team to build on its success," said Pratt. "The company presents outstanding potential based on its ability to sell solutions, not just boxes of software. My goal is to help our customers maximize the advantages of PLM along with Avatech's entire set of product and service offerings."

Avatech Solutions Appoints New President and Chief Operating Officer
Page 2

Prior to TTI, Pratt served as Vice President at InterVoice-Brite. He led the network services division team to grow revenues by 20% in two years, enabling the company to successfully compete head-to-head against much larger, established competitors including Nortel Networks and Lucent.

Formally educated as an industrial engineer, Pratt began his career in the manufacturing industry with Texas Instruments. Leveraging his combination of leadership, sales and marketing, and engineering skills, Pratt will work to establish Avatech as a major provider in the PLM market.

About Avatech Solutions

Avatech Solutions, Inc. (OTCBB: AVSO.OB) is a leading provider of design automation and quality assurance solutions for the manufacturing, building design, civil engineering, higher education and GIS markets. Headquartered in Owings Mills, Maryland, the company specializes in software development, technical support, training and consulting aimed at improving design and documentation efficiencies and the seamless integration of workflow processes.

Avatech is one the largest integrators of Autodesk software worldwide and a leading provider of engineering document management solutions. The company is the developer of the award-winning PrescientQA(TM) quality assurance software and cycle time reduction products for the manufacturing supply chain.

Avatech  serves 20,000  clients  worldwide  including the industry  leaders from
Fortune  500  and   Engineering   News   Record's  Top  500   companies.   Visit
www.avatechsolutions.com for more information.
------------------------

This press release contains forward-looking statements about the expectations, beliefs, plans, intentions and strategies of Avatech Solutions, Inc. There are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. A description of risks and uncertainties attendant to Avatech and its industry, and other factors that could affect Avatech's financial results, are included in the Securities and Exchange Commission filings of PlanetCAD, Inc., which merged with Avatech on November 19, 2002 including, but not limited to, PlanetCAD's annual report on Form 10KSB for the year ended December 31, 2001, its quarterly reports on form 10-Q for the fiscal quarters ended March 31, June 30, September 30, and December

31, 2002. Interested persons may obtain a free copy of these documents at the SEC's web site at www.sec.gov, or by contacting Gary Rever at Tel: (410) 902-6900 or email mcraigmyle@avat.com.